UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CAMBRIDGE BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of CAMBRIDGE BANCORP To Be Held On: May 15, 2023 at 8:30 a.m. Eastern Time at the Harvard Faculty Club, 20 Quincy Street, Cambridge, MA 02138 COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Ifyouwanttoreceiveapaperore-mailcopyoftheproxymaterialsyoumustrequestone. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 5, 2023. Please visit http://www.astproxyportal.com/ast/16285/, where the following materials are available for view: • Notice of Annual Meeting of Shareholders • Proxy Statement • Form of Electronic Proxy Card • 2022AnnualReportonForm10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.comupuntil11:59PMEasternTimethedaybeforethecut-offormeetingdate. IN PERSON: You may vote your shares in person by attending the Annual Meeting. TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. 1.To elect six Class I Directors for a three-year term and one Class III Director for a two-year term. NOMINEES: Christine Fuchs Class I Director Pamela A. Hamlin Class I Director Daniel R. Morrison Class I Director Leon A. Palandjian Laila S. Partridge Jane C. Walsh Class I Director Class I Director Class I Director Andargachew S. Zelleke Class III Director 2. Consideration and approval of a non-binding advisory resolution on the compensation of the Company’s named executive officers. 3. To ratify, on an advisory basis, the appointment of Wolf & Company, P.C. as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. NOTE: Consideration of any other business that may properly come before the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS IN PROPOSAL 1, "FOR" PROPOSAL 2 AND “FOR” PROPOSAL 3. Please note that you cannot use this notice to vote by mail.